UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2012

NORTHERN EMPIRE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52725	20-4765268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

36 Lombard Street, Suite 700, Toronto, Ontario, Canada, M5C 2X3
(Address of Principal Executive Offices)

(416) 941-9069
(Issuer's Telephone Number)

118 8th Avenue, NW, Calgary, Alberta, Canada, T2M 0A4
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement.

On March 21, 2012, Northern Empire Energy Corp. (the “Company”) entered into a Stock Redemption Agreement (the “Agreement”) with Jeffrey Cocks, a member of its Board of Directors and its President and Principal Executive Officer, pursuant to which the Company redeemed 18,000,000 shares of its common stock held by Mr. Cocks for $5,000.  The Agreement was conditioned on Mr. Cocks’ resignation as an officer and director of the Company and required him to provide the Company with a release and indemnification.  The Agreement contains representations and warranties and other closing conditions customary to such transactions.  One day prior to the date of the Agreement, the Company entered into a Securities Purchase Agreement with 2251442 Ontario Inc. (“Ontario”), pursuant to which the Company issued 18,000,000 new shares of its common stock to Ontario for $5,000.  This $5,000 was used to pay Mr. Cocks’ for his shares under the Agreement.  The foregoing description of the Agreement is qualified by reference to the full text of the document, which is filed as an exhibit to this report.

Item 5.01                      Changes in Control of Registrant.

As a result of the redemption transaction described in Item 1.01 above (which description is incorporated herein by reference), 2251442 Ontario Inc. (“Ontario”), which owned 18,000,000 shares of the Company’s common stock prior to the redemption transaction, now owns 86.42%, of the Company’s 20,827,216 currently outstanding shares of common stock.

Because the Company is a shell company, it is required by Section (a)(8) of Item 5.01 to provide the information required by Form 10 under the Securities Exchange Act of 1934.  The information required by Items 1, 1A, 2, 8, 9, and 15 of Form 10 are incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and filed on April 15, 2010.  The information required by Item 10 is incorporated by reference to the Company’s Current Report on Form 8-K dated March 20, 2012 and filed on March 22, 2012.  The information required by Items 11 and 12 of Form 10 are incorporated by reference to the Registrant’s Registration Statement on Form SB-2 declared effective on July 9, 2007.  The information required by Item 13 of Form 10 is incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and filed on April 15, 2010, and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010 and filed on May 18, 2010.  The information required by Item 14 of Form 10 is incorporated by reference to the Company’s Current Report on Form 8-K dated August 24, 2009 and filed on August 28, 2009, as amended by Amendment No. 1 thereto on Form 8-K/A filed on September 4, 2009 thereto.

In response to Item 3 of Form 10, the corporate headquarters are now located at 36 Lombard Street, Suite 700, Toronto, Ontario, M5C 2X3.  There is no charge to the Company for the space.  The officers will not seek reimbursement for past office expenses.

In response to Item 4 of Form 10, the following table sets forth certain information, as of March 23, 2012, concerning shares of common stock of the Registrant, the only class of its securities that is issued and outstanding, held by (1) each shareholder known by the Registrant to own beneficially more than five percent of the common stock, (2) each director of the Registrant,  (3) each executive officer of the Company, and (4) all directors and executive officers of the Registrant as a group:

Name of Beneficial Owner	Direct Amount of Beneficial Owner	Position	Percent of Class (3)

Officers and Directors
Martin Doane (1)	18,000,000	Vice-President, Secretary and Director	86.42%

Raniero Corsini (2)	0	President, Principal Executive Officer, Principal Financial Officer (Principal Accounting Officer), Treasurer and Director	0%

All Officers and Directors as a
Group (2 Persons)	18,000,000		86.42%

Principal Stockholders
2251442 Ontario Inc. (1) 36 Lombard Street, Suite 700 Toronto, Ontario M5C 2X3	18,000,000	Principal Stockholder	86.42%

(1)
Represents shares held in the name of 2251442 Ontario Inc., for which Ubequity Capital Partners Inc.; 36 Lombard Street, Suite 700, Toronto, ON M5C 2X3, is the sole shareholder. The voting and disposition power of the shares controlled by Ubequity is shared by Ubequity’s two Global Managing Directors; Bill Calsbeck and Martin Doane.

(2)
Raniero Corsini is not affiliated with and has no equity interest in 2251442 Ontario Inc. and disclaims any beneficial interest in the shares of the Company’s common stock owned by 2251442 Ontario Inc.  Mr. Corsini’s business address is the Company’s address.

(3)	Percentage based on 20,827,216 shares of common stock outstanding on March 23, 2012

In response to Item 5 of Form 10, the names, ages and positions of the Company's directors and executive officers are as follows:

Name	Age	Position
Raniero Corsini	48	Director, President, Principal Executive Officer, Principal Financial Officer (Principal Accounting Officer) & Treasurer
Martin Doane	47	Director, Vice President & Secretary

In response to Item 6 of Form 10, none of the executive officers or directors of the Company receives any fee, salary or commission for their service to the Company.

In response to Item 7 of Form 10, there have been no transactions which would require reporting under Item 404 of Regulation S-K and neither member of the Board of Directors is independent under the independence standards of the NASDAQ Stock Market, which standards were adopted solely for purposes of making the determination of independence.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2012, Jeffrey Cocks resigned from his position as President, Principal Executive Officer and Director of Northern Empire Energy Corp.   Following the resignation of Mr. Cocks, the Company’s Board of Directors appointed Raniero Corsini, a director, as the Company’s President, Principal Executive Officer, Principal Financial Officer (Principal Accounting Officer) and Treasurer, and Martin Doane, a director, as the Company’s Vice President and Secretary.  Mr. Corsini is 48 and has not previously served as an officer of the Company.  Mr. Doane is 47 and has not previously served as an officer of the Company.

Biography of Raniero Corsini, Director, President, Principal Executive Officer, Principal Financial Officer & Treasurer

Since October 2008, Raniero Corsini (48), has been providing financial consulting services through his own consulting company in Toronto, Canada; 2099514 Ontario Inc.  Mr. Corsini received a Bachelors of Business Administration from the United States International University in San Diego, CA and London, UK.   He brings twenty years of extensive experience in business management and sales with wealth and asset management companies in Canada.

From July 2001 to October 2008, Mr. Corsini served as Senior Vice President of Global Business Development and Structured Products at Sentry Select Capital Corp., a Canadian wealth management company in Toronto, Canada that offers a range of investment products including closed-end investment funds, mutual funds, principal-protected notes and flow-through limited partnerships, covering a variety of domestic and global mandates.  From June 1998 to July 2001, he served as Managing Director of Business Development and National Sales at Strategic Value Corp., a Canadian-based global asset management company located in Toronto, Canada.    From September 1993 to June 1998, he served as Vice President of Sales at BPI Capital Corp., a Canadian-based asset management company, which was acquired by CI Mutual Funds in or around 2001.  Since July 2010, Mr. Corsini has served the Board of Directors and has held the position of President, Principal Executive and Principal Financial Officer and Treasurer of No Show, Inc. (NOSH.PK).

There have been no related party transactions between Mr. Corsini and the Company.   Mr. Corsini will receive no compensation for his services as Director, President, Principal Executive Officer, Principal Financial Officer (Principal Accounting Officer), and Treasurer of Northern Empire Energy Corp.   He is not expected to be appointed to one or more committees of the board at future meetings, and currently serves on no committees.

Biography of Martin Doane, Director, Vice-President and Secretary

Martin Doane (47), is a graduate of the University of Western Ontario and Osgoode Hall Law School and has been a practitioner of law since 1989.  His industry and legal endeavors have supplied him with a global network of professionals, entrepreneurs, and capital sources on which to draw for No Show Inc.’s business.

In June 2006, Martin Doane founded Ubequity Capital Partners, Inc., an international merchant and investment bank based in Toronto, Canada, and currently serves as its President and CEO.  From April 2005 to November 2009 he also served as the CEO of Silverback Media PLC, (currently Adenyo Inc.) headquartered in Toronto, Canada, which he grew in less than 3 years from an idea to a multi-national mobile solutions group, with a revenue base of $25 million and 100+ employees.  Silverback Media PLC was a global e-marketing company with operations in London, Toronto, Paris and Los Angeles. Silverback owned and operated interactive, online and mobile advertising and marketing networks, providing e-marketing services and technology solutions that assist marketers in increasing their customer bases and sales.

Prior to joining the board of directors of No Show, Inc., from June 2001 to April 2006, Martin Doane served as Chairman of the Board of Lemontonic Inc. (TSX-V:LEM) based in Toronto, Canada.  Lemontonic Inc. was a social networking software company whose primary business was the development, deployment and sale of proprietary online/web and instant messaging technology in the online dating category.   In April 2006,  Lemontonic Inc. completed a business combination with Pioneering Technology Inc. (TSX-V: PIO) and formed a new company in the unrelated business of developing energy smart solutions. Since July 2010, Mr. Doane has served the Board of Directors and has held the position of  Vice-President and Secretary of No Show, Inc. (NOSH.PK).

There have been no related party transactions between Mr. Doane and the Company.   Mr. Doane will receive no compensation for his services as Director, Vice- President and Secretary of Northern Empire Energy Corp.   He is not expected to be appointed to one or more committees of the board at future meetings, and currently serves on no committees.

Item 9.01.                     Financial Statements and Exhibits.

The following Exhibits are filed pursuant to Item 9 of this Report:

Exhibit No.	Description

10.1	Securities Redemption Agreement between Northern Empire Energy Corp. and Jeffery Cocks, dated as of March 21, 2012. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN EMPIRE ENERGY CORP.

March 23, 2012

/s/ “Raniero Corsini”
Raniero Corsini
President, Chief Executive Officer, Chief Financial Officer (Principal Financial Officer), Treasurer and Director